USWeb/CKS

6/17/99,

Mark Rosenberg
Vice President
2theMart.com

Mark,

The purpose of this document is to outline the scope of work for the creative services retainer. this is the team responsible for reviewing and developing your entire marketing focus. This will cover development of all your marketing concepts, creative direction and copy. This creative team will run with you wherever you want to go. The media services retainer will be covered in a separate document. The proposed retainer for the creative services team is $86,000 per month. That dollar amount represents the following team:


Individual             Role                         				Time Allocated
Sal Fuentes            Executive Sponsor 				        5%
Robin Martin           General Manager, Silicon Valley               		3%
Sal Fuentes (Acting)   Management Supervisor        				25%
TBD                    Account Manager                            		100%
Mike Bohrer            Associate Creative Director  				35%
Jane Devon             Digital Creative Director    				35%
TBD                    Senior Writer                 				25%
Doug Page              Senior Business Consultant   				25%
TBD                    Production Manager                          		63%


SCOPE OF WORK FOR MARKETING, BRANDING, AND
ADVERTISING ACTIVITIES

Retainer Proposal

6-month deliverables:

1. Strategic Marketing and Positioning Platform
2. Competitive Analysis
3. Segmentation Analysis & Recommendation
4. Communications Roadmap/Media Mix Analysis
5. Creative Explorations for all campaigns

6. Marketing Communications Plan to be built on top of the media plan

Deliverables:

1.  Strategic Marketing and Positioning Platform
      Analysis of available qualitative assessments fielded to date Development of positioning strategy:
	 Situation analysis
	 Development of positioning foundation
	    Quantitative & qualitative support
      Concept exploration against positioning
      Test concept exploration for resonance against segments
      Finalize positioning & strategic platform

2. Competitive Analysis

      Retrieving and analyzing competitive advertising (positioning, key message, competitive framework, product, personality)

      Retrieving and analyzing competitive spending

3. Segmentation Analysis & Recommendation

      Utilize proprietary and syndicated research

      Develop against needs/usage-based segmentation

4. Communications Roadmap & Media Mix Analysis

      Preliminary broad-stroke media mix analysis based on preliminary segmentation, competitive analyses and quantitative analysis

5. Creative Exploration

       Creative concept development, including:

       Exploration against working positioning statement

       Multiple directions being pursued based on quantitative and qualitative feedback, additional thoughts

       Creation of stimuli material to be used in qualitative testing

       Revisions based on qualitative and Client feedback

       Storyboard, layout, copy, design, for one multimedia campaign, including TV spots, radio spots, print/newspaper ads, outdoor, and online banners.

6. Marketing Communications Plan

       Participation in the planning and development of overall marketing and marketing communications plan, including objectives, Beta and Launch plans, promotional plans, strategies and tactics.

Key Provisions

This agreement is dependent on the USWeb/CKS Silicon Valley Office no longer performing work for the online auction web site EBAY. USWeb/CKS is under no obligation to resign any other accounts. In return for the resignation of EBAY, 2theMart is committing to a full one year relationship with USWeb/CKS.

2theMart and USWeb/CKS will review the retainer on a quarterly basis and adjustments will be made on as needed basis. USWeb/CKS will provide monthly status reports to reflect our achievement of goals and milestones.

Projects and fees not included as part of retainer:

Costs for outside Qualitative or Quantitative Research recruiting, moderators, facilities, stimulus material (beyond comprehensive layouts, concept boards), travel, out-of-pocket costs, imagery, stock or contracted photography

Cost of web development and implementation

Advertising production costs, including TV, radio, print, newspaper, direct mail, promotional materials, video, on-line banners, etc.

  Travel costs

  Out-of-pocket costs including materials, stock or contracted photography, presentation costs

Tax

Client Approval & Agency Acceptance

Authorization to Proceed

I have read and approve USWeb(CKS scope of work and proposal for a creative services retainer. I authorize USWeb/CKS to begin our agency of record relationship on June 26,1999. We will issue a purchase order for the 12 months of this relationship along with our approval signature.

/s/Mark Rosenberg, 2theMart.com        Date 6-18-99

This agreement has been accepted by
/s/Salvador Fuentes of USWeb/CKS	Date 6/25/99